UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 12, 2013

Date of Report (date of earliest event reported)

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael W. Davidson’s term as a Class II member of the Board of Directors of PCTEL, Inc. (the “Company”) expired at the Company’s annual meeting held on Wednesday, June 12, 2013. He had earlier informed the Company that he was not standing for re-election.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2013 PCTEL, Inc. (PCTEL) held its Annual Meeting of Shareholders at which a quorum was present. The table below sets forth the number of votes cast for and against, as well as the number of abstentions and broker non-votes, for each matter voted at that meeting, as certified by the independent inspector of elections.

			ABSTAIN/
	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
1. Election of Directors
Carl A. Thomsen	12,985,559	*	1,642,589	2,215,753
Carolyn Dolezal	14,498,862	*	129,286	2,215,753
2. Advisory vote to approve the Company’s Named
Executive Officer	14,527,880	76,583	23,685	2,215,753
Compensation

			ABSTAIN/
	FOR	AGAINST	WITHHELD
3. Ratification Grant
Thornton LLP as
Independent registered	16,444,175	390,631	9,095
Public Accounting
Firm

*	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013

PCTEL, Inc.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer